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                                                                   Exhibit 10.21


                              EMPLOYMENT AGREEMENT
                              --------------------


         This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of April 18, 2002 (the "Effective Date") and is entered into by and between WEIRTON STEEL CORPORATION, a Delaware corporation (the "Company"), and JOHN H. WALKER (the "Employee").

         WHEREAS, Employee and Company have previously entered into Employment Agreements dated as of March 13, 2000 and January 25, 2001;

         WHEREAS, the Company has been engaged in a restructuring process to enhance its financial and operating viability;

         WHEREAS, the Company made a number of commitments and representations to the Employee in order to recruit him to remain an employee of the Company during and after the restructuring process in order to (i) preserve the continuity of established leadership, (ii) avoid the costs and uncertainty of attempting to recruit a replacement and (iii) avoidance of adverse market reactions to a leadership change during a critical restructuring period;

         WHEREAS, the Company has been engaged in a process to set forth the terms and conditions of Employee's employment in view of the commitments made to the Employee and the restructuring and the Board of Directors approved the substance of this Agreement at its meeting of April 18, 2002; and

         WHEREAS, the Company and the Employee intend to document the terms and conditions of the Employee's continued employment in this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. EMPLOYMENT. Company hereby employs Employee and Employee hereby accepts employment from Company upon the terms and conditions hereinafter set forth, and all


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previously executed Employment Agreements between the parties are hereby superseded and of no further force and effect.

         2. TERM. This Agreement and the employment of the Employee hereunder shall commence on the Effective Date, and, except as this Agreement and the Employee's employment hereunder are earlier terminated as provided in Section 9, shall continue until the third anniversary of the Effective Date. The Term shall automatically be extended for one additional month commencing on the last business day of the first month of the Term and, if initially extended, on the last business day of each succeeding month (each, an "Extension Date") unless one party gives written notice to the other on or before an Extension Date of its intention not to extend the Term. The date upon which the Term hereof, as extended from time to time, shall expire is hereinafter referred to as the "Expiration Date").

         3. DUTIES. During the Term hereof, the Employee shall serve as President and Chief Executive Officer of the Company and of each of the Company's principal subsidiaries and shall serve as a member of the Board of Directors of the Company. The Employee shall report to the Board of Directors of the Company, shall be primarily responsible for the executive management and strategic direction of the Company and shall perform such duties as are consistent with the role of the President and Chief Executive Officer of the Company and such other duties, not inconsistent therewith, as may be reasonably assigned by the Board of Directors. The Employee shall devote his full business time and attention to the performance of his duties hereunder, provided, with the consent of the Board, the Employee may (i) devote a reasonable amount of time and effort to charitable, industry and community groups and (ii) serve as a director of other companies which do not compete with the Company. For purposes of this Agreement, no approval of the Board shall be required for investments by the Executive in his personal portfolio


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except for the acquisition or holding of 2% or more of the capital stock or partnership interests of an entity which competes with the Company.

                  4.       COMPENSATION.

                  (a) BASE SALARY. The Company shall pay Employee a base salary of $395,000 per year or such greater amount as may from time to time be authorized by the Board or any authorized committee thereof. The amount in effect under this subsection 4(a) at a relevant time is hereinafter referred to as "Base Salary". The Base Salary shall be payable in such installments and at such times as conform to the general payroll practices of Company.

                  (b) ANNUAL BONUS. Employee shall be eligible to participate in Company's Management Incentive Plan or any other incentive plan as shall be in effect for executive level salaried employees of the Company from time to time during the Term (each, a "Bonus Plan") at a level commensurate with his position as President and Chief Executive Officer of Company, targeted to an annual incentive payment at least equal to 50% of Base Salary for attaining annual goals and at least equal to 120% of Base Salary for attaining long-term incentive goals as established by the Management Development and Compensation Committee of the Board of Directors (the "Committee"). In the event the employment of Employee is terminated by Company prior to the end of any fiscal year of Company, except for Cause (as defined in Section 9(c) below), the amount, if any, payable pursuant to the Bonus Plan for the fiscal year of the Company in which the Date of Termination (as defined in Section 9(c) below) occurs shall be prorated by multiplying the bonus amount by a fraction, the numerator of which is the number of days elapsed in the fiscal year to and including the Date of Termination and the


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         denominator of which is 365. If the employment of Employee is terminated for Cause, no bonus shall be paid with respect to the fiscal year in which such termination occurs.

                  (c) 2003 BONUS. If the Employee is an employee of the Company on December 31, 2003, payment of a bonus in an amount and subject to the terms and conditions approved by the Board or, if authorized for such purpose, the Committee;

                  (d) PERFORMANCE AND/OR CHANGE IN CONTROL BONUS. Payment of such performance and/or Change of Control (not involving a termination of employment) bonus in an amount and subject to the terms and conditions approved by the Board or, if authorized for such purpose, the Committee, provided, any bonus which is or may become due under this subsection 4(d) shall not be duplicative in amount or measurement of any bonus earned or accrued under Subsection 4(b);

                  (e) AUTOMOBILE EXPENSES. Company shall reimburse Employee for his business-related automobile expenses in accordance with the Company's policy generally applicable to its Senior Employees.

                  (f) OTHER BENEFIT PROGRAMS. Company shall provide, during the Term hereof, coverage for Employee under any plan qualified within the meaning of Section 401(a) of the Internal Revenue Code, including the Weirton Steel Corporation Retirement Plan (the "Retirement Plan"), and each and all welfare plans, as defined in Section 3(1) of the Employee Retirement Income Security Act ("ERISA"), including the Insurance Program, and each other or successor benefit programs whether or not so qualified or covered by ERISA, as applicable from time to time to its executive level salaried employees

                  (g) SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN. Employee shall be entitled to continue to participate in the Company's Supplemental Employee Retirement Plan or any


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         successor plan thereto (the "SERP") as the application of the SERP to the Employee is varied by this subsection (g). Notwithstanding any provision of the SERP, as of the Effective Date, the Employee shall be fully vested in his SERP benefit and, as of the Effective Date, his SERP benefit shall be equal to the then present value of a monthly annuity determined by multiplying (i) the Employee's Average Monthly Earnings (as defined in the Retirement Plan but without regard to any limitation on the amount of Average Monthly Earnings imposed by law on qualified plans or the language of the Retirement Plan and, further, without regard to any amount reported as income in connection with the exercise of stock options or any other rights incident to stock ownership) by (ii) 0.70, subject to the offsets specified in the SERP and payable as specified in the SERP or the trust agreement created with respect to the Employee and the SERP. As of the Effective Date, the Company shall be obligated to fully fund the SERP benefit described above (and on each anniversary of the Effective Date, any incremental amount required to maintain such full funding, for example with respect to an increase in the Employee's Average Monthly Earnings).

                  (h) PERQUISITES. Employee shall be eligible for, and shall participate in, such perquisites as are generally available to executive level salaried employees of the Company, including, but not limited to participation in the Weirton Steel Corporation Executive Healthcare Program, the Employee's having sufficient service as of the Effective Date to qualify for full participation therein.

                  (i) INDEMNIFICATION. The Employee shall be entitled to be indemnified, and the Company hereby does indemnify the Employee, for all causes of actions which arise or are alleged to arise during the course of his employment with the Company to the


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         fullest extent permitted under the laws of the State of Delaware and the Company's charter.

                  (j) ADDITIONAL LIFE INSURANCE. In addition to the life insurance provided to Employee pursuant to Paragraph 3(c) hereof (which, as of the Effective Date is four times annual Base Salary subject to a maximum of $1.2 million), Company will provide additional life insurance coverage for Employee in the amount of $1.5 million on a term policy basis, payable to such beneficiaries as Employee may from time to time designate. In the event of a termination of this Agreement by Company or Employee, Employee may continue the insurance coverage described herein by exercising any conversion privilege contained in said term policy.

                  (k) RATIFICATION OF PRIOR WRITTEN PROMISES. The Company hereby ratifies each and all prior written promises, including, but not limited to grants of stock options, each in accordance with its written terms. For purposes of this subsection (k), an employment agreement shall not be a prior written promise.

         5. DISCLOSURE OF INFORMATION. Employee recognizes and acknowledges that Company's trade secrets and proprietary processes as they may exist from time to time are valuable, special and unique assets of Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. Employee will not, during or after the term of his employment, in whole or in part, disclose such secrets or processes acquired by virtue of his employment hereunder or his service as a director to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Employee make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except Company) under any circumstances during or after the


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term of his employment, provided, that after the term of his employment, these restrictions shall not apply to such secrets and processes which are then in the public domain (provided that he was not responsible, directly or indirectly, for such secrets or processes entering the public domain without Company's consent).

         6. INVENTIONS. Employee hereby sells, transfers and assigns to Company or to any person or entity designated by Company all of the right, title and interest of Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by Employee, solely or jointly during the period of his employment hereunder which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by Company, or which otherwise relate to or pertain to the business, functions or operations of Company. Employee shall communicate promptly and disclose to Company, in such form as Employee may be required to do so, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements and to execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Employee to permit Company or any person or entity designated by Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of Company and disclosed by Employee within one (1) year following the Date of Termination shall be deemed to fall within the provisions of this Section, unless proved by Employee to have been first conceived and made following the Date of Termination.

         For purposes of Sections 5, 6 or 7 hereof unless the context otherwise requires, the term "Company" shall include divisions, subsidiaries and controlled affiliated entities of the Company, and "businesses" of Company shall include businesses of any of such entities.


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         7. NONDISPARAGEMENT. For the period commencing on the Effective Date and continuing for 24 months following the Date of Termination, Employee will not, in any form, disparage Company, its officers or directors or otherwise make comment adverse to Company concerning any aspect of the business or practices, past or present, of Company.

         8. INJUNCTIVE RELIEF. If there is a breach or threatened breach by Employee of any of the provisions of Sections 5, 6 or 7 of this Agreement, Company shall be entitled to an injunction from a court of competent jurisdiction restraining Employee from such breach. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies against Employee for such breach or threatened breach.

         9. TERMINATION. Unless earlier terminated in accordance with the following provisions of this Paragraph 9, the Company shall continue to employ the Employee and the Employee shall remain employed by the Company during the entire Term (as extended from time to time) as set forth in Paragraph 1. Paragraph 10 hereof sets forth certain obligations of the Company in the event that the Employee's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 9 and Paragraph 10 hereof are defined in Paragraph 9(c) below.

                  (a) DEATH OR DISABILITY. Except to the extent otherwise expressly stated herein, including without limitation, as provided in Paragraph 10(a) with respect to certain post-Date of Termination payment obligations of the Company, this Agreement shall terminate immediately as of the Date of Termination in the event of the Employee's death or in the event that the Employee becomes Disabled.

                  (b) NOTIFICATION OF DISCHARGE FOR CAUSE OR RESIGNATION. In accordance with the procedures hereinafter set forth, the Company may discharge the Employee from his


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         employment hereunder for Cause and the Employee may resign from his employment hereunder for Good Reason or otherwise. Any discharge of the Employee by the Company for Cause or resignation by the Employee for Good Reason shall be communicated by a Notice of Termination to the Employee (in the case of discharge) or the Company (in the case of resignation) given in accordance with Paragraph 11 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the Date of Termination (which date shall in all events be within fifteen (15) days after the giving of such notice). No purported termination of the Employee's employment for Cause shall be effective without a Notice of Termination. The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstances in enforcing the Employee's rights hereunder.

                  (c) DEFINITIONS. For purposes of this Paragraph 9 and of Paragraph 10 hereof, the following capitalized terms shall have the meanings set forth below:

                           (i) "ACCRUED OBLIGATIONS" shall mean, as of the Date
                  of Termination, the sum of (A) the Employee's base salary under Section 4(a) through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus then due under Section 4(b), and any incentive compensation, deferred compensation


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                  and other cash compensation accrued by or on behalf of the
                  Employee as of the Date of Termination to the extent not theretofore paid, (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Employee as of the Date of Termination to the extent not theretofore paid, (D) the SERP Funding, and (E) the Health Care Funding.

                           (ii) "CAUSE" shall mean (A) the willful and continued
                  failure of the Employee to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by the Board which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, or (B) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose, after


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reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Board, finding that, in the good faith opinion of the Board, the Employee is guilty of the conduct described in subparagraph (A) or (B) above, and specifying the particulars thereof in detail.

                           (iii) A "Change in Control" shall mean, and shall be
                  deemed to have occurred upon the occurrence of, any one of the following events:

                                    (A) The acquisition in one or more
                           transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of Company stock which, when aggregated with any other shares of Company stock owned by such individual, entity or group, represents 30% or more of the voting power of all shares of Company stock then outstanding; provided, that the following shall not constitute a Change in Control: any acquisition by (1) the Company or any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the


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                           individuals and entities who were the beneficial
                           owners, respectively, of the outstanding Company stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding common stock and company voting securities, as the case may be; or

                                    (B) Individuals who constitute the Board as
                           of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election or nomination for election by the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was approved by a stockholder beneficially owning in excess of 40% of the outstanding common stock at the date hereof and at the date of such nomination or election (unless such nomination or election (1) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (2) otherwise arose in connection with or in anticipation of the Change in Control) shall be considered as though such individual were a member of the Incumbent Board; or

                                    (C) Approval by the shareholders of the
                           Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the


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                           outstanding common stock and company voting
                           securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the outstanding common stock and company voting securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

                                    (D) Approval by the shareholders of the
                           Company of (1) a complete liquidation or dissolution of the Company or (2) a sale or other disposition of 60% or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding common stock and company voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding common stock and


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                           company voting securities, as the case may be,
                           immediately prior to such sale or disposition; or

                                    (E) the happening of any of the foregoing
                           within ninety (90) days prior to the Date of Termination shall be conclusively presumed to be a change in Control affecting the Employee.

                           (iv) "CHARTER AMENDMENTS" shall mean those changes to
                  the Restated Certificate of Incorporation of the Company and conforming changes to the By-laws of the Company to modify the size, composition and qualifications of the Board, eliminate supermajority voting provisions by stockholders and the Board and eliminate other stockholders voting restrictions, except as required by Delaware law, in each case to be effective upon the occurrence of a significant transaction, substantially in the form of such changes as presented to the Board at its April 18, 2002 meeting.

                           (v) "DATE OF TERMINATION" shall mean (A) in the event
                  of a discharge of the Employee by the Company for Cause or a resignation by the Employee for Good Reason, the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be, (B) in the event of a discharge of the Employee without Cause or a resignation by the Employee without Good Reason, the date the Employee (in the case of discharge) or the Company (in the case of resignation) receives notice of such termination of employment, (C) in the event of the Employee's death, the date of the Employee's death, and (D) in the event of termination of the Employee's employment by


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                  reason of disability pursuant to Subsection 9(c)(vi), the date the Employee receives written notice of such termination.

                           (vi) "DISABILITY" shall mean upon 30 days prior
                  notice in writing in the event Employee has been so incapacitated that he has been unable to perform the services required of him hereunder for a period of at least 150 of 180 consecutive calendar days and such inability is continuing at the time of the giving of such notice. Company, at its sole cost and expense, shall continue to provide and keep in force during the period of incapacity which remains after the Date of Termination, but not after Employee attains age 65, income replacement, sickness and accident and health insurance coverages for Employee and his dependents of the types provided by the group benefit plans of Company for employees of the highest job classification under Company's Program of Insurance Benefits for Salaried Employees (the "Insurance Program"), which coverages shall be at a level commensurate with those provided to employees in the highest job classification.

                           (vii) "GOOD REASON" shall mean any of the following:
                  (A) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities or which renders such position to be of less dignity, responsibility or scope, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (B) any failure by the Company to pay when due or otherwise comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is


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                  remedied by the Company promptly after receipt of notice
                  thereof given by the Employee; (C) the Company's requiring the Employee to be based at any office or location other than the Company's headquarters in Weirton, West Virginia or the Company's requiring the Employee to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; (D) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; (E) any failure by the Company to cause a successor corporation to adopt this Agreement and agree to perform the duties and obligations of the Company hereunder; (F) failure of the Board to approve by a sufficient majority and to recommend approval to the stockholders, or the failure of the stockholders to approve by a sufficient majority, the Charter Amendments; (G) the occurrence of an Oppressive Work Environment; or (H) the delivery by the Company of a notice not to renew the Term of this Agreement under Section 2.

                           (viii) "HEALTH CARE FUNDING" shall mean the then
                  present value, determined using actuarial and other assumptions consistent with the Company's financial reporting for post retirement benefits other than pensions, of the cost of the Employee's (and dependents, if applicable) participation in the Weirton Steel Corporation Executive Healthcare Program, in accordance with its terms, and, if


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                  the Employee reasonably determines that receipt of the Health
                  Care Funding would be income to the Employee for federal income tax purposes, an additional amount equal to the federal and, if applicable, state and local income tax liability with respect to receipt of the Health Care Funding together with the amount of any such tax with respect to receipt of the additional amount described in this clause.

                           (ix) "OPPRESSIVE WORK ENVIRONMENT" shall mean (A) the
                  naming of Employee, individually, as a defendant in a lawsuit filed by, or on behalf of, an employee, officer, former employee or former officer of the Company making claims with respect to actions or omissions of the Employee taken or omitted to be taken within the scope of his employment which suit is not dismissed with prejudice within forty-five (45) days after filing or (B) conditions which, in the reasonable judgment of the Employee, renders his position oppressive, provided, if the Employee makes a reasonable judgment that conditions under his position are oppressive, such judgment shall not be effective until the Employee provides written notice to the Board describing such conditions and the Board has thirty (30) days to cure such conditions.

                           (x) "SERP FUNDING" shall mean the difference measured
                  as of the Date of Termination and computed as a single lump sum amount between (a) the aggregate amount required as (1) a contribution to the trust created with respect to Employee under the SERP and (2) a tax equalization payment, in accordance with the terms of the SERP and such trust, to fully fund the Company's obligation and the SERP Benefit of the Employee, each as set forth in subsection 4(g), and


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                  (b) the actual amount then funded in the trust created with respect to the Employee under the SERP.

         10.      OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) DISCHARGE FOR CAUSE, RESIGNATION WITHOUT GOOD REASON, DEATH OR DISABILITY. In the event of a discharge of the Employee for Cause or resignation by the Employee without Good Reason, or in the event this Agreement terminates by reason of the death or Disability of the Employee:

                           (i) the Company shall pay all Accrued Obligations to
                  the Employee, or to his heirs or estate in the event of the Employee's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

                           (ii) the Employee, or his beneficiary, heirs or
                  estate in the event of the Employee's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Qualified Plans and all other qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

                           (iii) all other obligations of the Company hereunder
                  shall cease forthwith, except as specifically set forth in this Agreement.

                  (b) DISCHARGE WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON PRIOR TO A CHANGE IN CONTROL. If the Employee is discharged other than for Cause or disability or the Employee resigns with Good Reason within one year of the happening of an event of Good Reason and such discharge or resignation occurs prior to a Change in Control:

                           (i) the Company shall pay to the Employee in a lump
                  sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                              (A) all Accrued Obligations; and

                              (B) Within five (5) business days of the
                  Date of Termination, an amount, in a single cash payment, equal to the sum of (i) two times the Employee's Base Salary and (ii) the amount of all federal, state, and municipal taxes (including payroll and excise tax) imposed on the amount paid under subsection B(i) and with respect to the amount described in this subsection (B)(ii); it being the intent of this section to cause the Employee to receive, after payment of all taxes, an amount equal to two times his Base Salary;

                           (ii) the Employee shall be entitled to receive all
                  benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

                           (iii) all stock options and other stock interests or
                  stock-based rights awarded to the Employee by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable until the earlier of (i) the expiration date of such option, stock interest or stock-based rights as set forth at the time of grant, or (ii) the third anniversary of the Date of Termination;

                           (iv) the Company shall instruct the trustee of the
                  Trust created with respect to the Employee under the SERP to distribute the corpus of such Trust to the Employee, and

                           (v) except as otherwise provided above or in
                  Paragraph 17 hereof, all other obligations of the Company hereunder shall cease forthwith.

                  (c) DISCHARGE WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON AFTER A CHANGE IN CONTROL. If the Employee is discharged other than for Cause or disability or the Employee resigns for Good Reason, within one year of the happening of Good Reason and such discharge or resignation occurs within one year after a Change in Control:

                           (i) the Company shall pay to the Employee in a lump
                  sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts: (A) all Accrued Obligations; and

                               (B) Within five (5) business days of
                           the Date of Termination, an amount, in a single cash payment, equal to the sum of (i) three times the Employee's Base Salary and (ii) the amount of all federal, state, and municipal taxes (including payroll and excise tax) imposed on the amount paid under subsection B(i) and with respect to the amount described in this subsection (B)(ii); it being the intent of this section to cause the Employee to receive, after payment of all taxes, an amount equal to three times his Base Salary;

                           (ii) the Employee shall be entitled to receive all
                  benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans; and

                           (iii) all stock options and other stock interests or
                  stock-based rights awarded to the Employee by the Company on or before the Date of Termination shall become fully vested and nonforfeitable as of the Date of Termination and shall remain exercisable for at least three years following the Date of Termination;

                           (iv) the Company shall instruct the trustee of the
                  Trust created with respect to the Employee under the SERP to distribute the corpus of such Trust to the Employee, and

                           (v) except as otherwise provided above or in
                  Paragraph 17 hereof, all other obligations of the Company hereunder shall cease forthwith.

                  (d) PAYMENT OBLIGATIONS ABSOLUTE. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Employee or any other party. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Employee or from whomsoever may be entitled thereto, for any reasons whatsoever.

                  (e) CONTRACTUAL RIGHTS TO BENEFITS. This Agreement establishes and vests in the Employee a contractual right to the benefits to which he is entitled hereunder. The Employee shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

         11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)      to the Board or the Company, to:
                           Weirton Steel Corporation
                           Three Springs Drive
                           Weirton, WVA  216062

                  (b)      to the Employee, to:
                           John H. Walker
                           149 Backbone Road
                           Sewickley, PA  15143

         Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         12. WAIVER OF BREACH. A waiver by Company or Employee of a breach of any provision of this Agreement by the other party shall be in writing and shall not operate or be construed as a waiver of any subsequent breach by the other party.

         13. ARBITRATION. Subject to the provisions of the first sentence of
Section 9 hereof, any dispute between Employee and Company arising under this Agreement, whether or not a case or controversy, shall be resolved solely by arbitration in Pittsburgh, Pennsylvania in accordance with the rules of the American Arbitration Association, and judgment upon any award may be entered in any court having jurisdiction thereof.

         14. LEGAL FEES AND EXPENSES. Company shall promptly reimburse Employee for the reasonable legal fees and expenses incurred by Employee in connection with enforcing any right of Employee pursuant to and afforded by this Agreement; provided, however, that Company only will reimburse Employee for such legal fees and expenses if, in connection with enforcing any right of Employee pursuant to and afforded by this Agreement, either (i) a judgment has been rendered in favor of the Employee by a duly authorized court of law; (ii) an arbitration award in favor of the Employee has been issued; or (iii) Company and Employee have entered into a settlement agreement providing for the payment to Employee of any or all amounts due hereunder.

         15. ENTIRE AGREEMENT; GOVERNING LAW. This Agreement contains the entire agreement of the parties, superseding any prior agreement or arrangement between the parties concerning the employment of Employee by Company, whether written or oral, and any such agreements are null and void except that any prior stock option agreements between the Company and the Employee shall continue to be obligations of Company and Employee. This Agreement may be changed only by a writing signed by the party against whom enforcement is sought. This Agreement shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

         16. SEVERABILITY. If any provision of this Agreement or the application thereof to any circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein.

         17. SURVIVAL OF OBLIGATIONS. Except as otherwise specifically set forth in this Agreement or as otherwise prohibited by law, all rights and obligations of Employee, except such obligations as are created by Sections 9 and 10 hereof, and all obligations of Company under this Agreement, shall cease on, and as of, the Date of Termination.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day first hereinabove written.

                                     WEIRTON STEEL CORPORATION


                                     By: /s/ Richard R. Burt
                                       -----------------------------------------
                                     Title: Chairman of the Board of Directors


                                     By: /s/ John H. Walker
                                       -----------------------------------------
                                     Title:  Chief Executive Officer



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